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EXHIBIT 99.2

CONSENT OF
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

        We hereby consent (i) to the inclusion of our opinion letter, dated June 26, 2007, to the Board of Directors of Andrew Corporation ("Andrew") as Annex B to the proxy statement/prospectus included in Amendment No. 2 to the Registration Statement of CommScope, Inc. ("CommScope") on Form S-4 (No. 333-145398) (the "Registration Statement") relating to the proposed merger involving Andrew and a subsidiary of CommScope, and (ii) to the references to such opinion and to our name in such proxy statement/prospectus in the sections entitled "Summary of the Proxy Statement/Prospectus—Andrew's Reasons for the Merger," and "—Opinion of Andrew's Financial Advisor" and "Proposal No. 1—The Merger—Background of the Merger," "—Andrew's Reasons for the Merger," and "—Opinion of Andrew's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

        Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the version of the Registration Statement of CommScope being filed with the Securities and Exchange Commission on October 11, 2007 and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
	By:	/s/ JOHN H. FERGUSON Name: John H. Ferguson Title: Vice President
October 11, 2007

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CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED